As filed with the Securities and Exchange Commission on September 11, 2009

Registration Statement No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1598552
(State or other jurisdiction of	(I.R.S. Employer ID No.)
incorporation or organization)

211 North Main Street

Bowling Green, Virginia 22427

(804) 633-5031

(Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)

Janis Orfe

Executive Vice President and General Counsel

Union Bankshares Corporation

211 North Main Street

Bowling Green, Virginia 22427

(804) 633-5031

(Name, address, including zip code, and telephone number, including area code,

of agent for service of each registrant)

Copy to:

George P. Whitley, Esq.

LeClairRyan, A Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street, 8th Floor

Richmond, Virginia 23219

(804) 343-4089

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☑   333-154730

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐        Accelerated filer   ☑         Non-accelerated filer   ☐        Smaller reporting company  ☐

(Do not check if a smaller

reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered:	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $1.33 per share	$12,000,000	$669.60

(1)	We previously registered common stock, preferred stock, warrants, debt securities, units and other securities with an aggregate public offering price of $60,000,000 on a Registration Statement on Form S-3 (File No. 333-154730), as amended, which was declared effective on November 20, 2008. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of common stock having a proposed maximum aggregate offering price of $12,000,000 is hereby registered. In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement and the Registration Statement on Form S-3 (File No. 333-154730) exceed those registered under such registration statements.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act. The total amount is being paid herewith.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATION AND INCORPORATION

OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-154730) declared effective by the Securities and Exchange Commission (the “Commission”) on November 20, 2008 (as amended, the “Prior Registration Statement”), and is being filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register an additional $12,000,000 of common stock, par value $1.33 per share, of Union Bankshares Corporation. The contents of the Prior Registration Statement are hereby incorporated into this Registration Statement by reference, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed part of, this Registration Statement. The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Document
5.1	Opinion of LeClairRyan, P.C.

23.1	Consent of Yount, Hyde & Barbour, P.C.

23.2	Consent of McGladrey & Pullen, LLP

23.3	Consent of LeClairRyan, P.C. (contained in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-154730).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bowling Green, Commonwealth of Virginia, on September 11, 2009.

Union Bankshares Corporation

By:	/s/ G. William Beale
G. William Beale President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. William Beale	President, Chief Executive Officer	September 11, 2009
G. William Beale	and Director (principal executive officer)

*	Director	September 11, 2009
Douglas E. Caton

*	Director	September 11, 2009
Daniel I. Hansen

*	Chairman of the Board of Directors	September 11, 2009
Ronald L. Hicks

*	Director	September 11, 2009
Patrick J. McCann

*	Director	September 11, 2009
Hullihen W. Moore

*	Director	September 11, 2009
R. Hunter Morin

*	Vice Chairman of the	September 11, 2009
W. Tayloe Murphy, Jr.	Board of Directors

/s/ D. Anthony Peay	Executive Vice President and	September 11, 2009
D. Anthony Peay	Chief Financial Officer (principal financial officer)

*	Director	September 11, 2009
Ronald L. Tillett

*	Director	September 11, 2009
A. D. Whittaker

* /s/ G. William Beale
G. William Beale, as Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of LeClairRyan, P.C.

23.1	Consent of Yount, Hyde & Barbour, P.C.

23.2	Consent of McGladrey & Pullen, LLP

23.3	Consent of LeClairRyan, P.C. (contained in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-154730).